Exhibit 5.1

April 6, 2018

Marrone Bio Innovations, Inc.

1540 Drew Avenue

Davis, California 95618

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Marrone Bio Innovations, Inc., a Delaware corporation (the “Company”), in connection with the resale from time to time by the selling stockholders named in the Registration Statement (as defined below), any pre-effective amendment to the Registration Statement and any prospectus supplements to the final prospectus included as part of the Registration Statement, of up to 70,514,286 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) and up to 48,493,332 shares of Common Stock (the “Warrant Shares”) that are issuable upon the exercise of outstanding warrants (“Warrants”) to purchase Common Stock. The Shares and the Warrant Shares are included in the Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”), including the base prospectus, which forms part of the Registration Statement (the “Base Prospectus”).

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We also have examined the Registration Statement. In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

Based upon and subject to the foregoing, we are of the opinion that (i) the Shares are validly issued, fully paid and nonassessable, and (ii) the Warrant Shares, when issued in accordance with the terms of the Warrants, will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus which forms part of the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of promulgated thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Morrison & Foerster LLP